Exhibit 10.10

FIRST AMENDMENT TO

PURCHASE AND SALE AGREEMENT

AND JOINT ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“First Amendment”), is entered into this 19th day of May by CNLRS ROCKWALL, L.P., a Texas limited partnership (“Seller”), and EXCEL TRUST, L.P., a Delaware limited partnership (“Buyer”), and constitutes an amendment to that certain Purchase and Sale Agreement and Joint Escrow Instructions, made and entered into as of May 6, 2010, by and between Seller and Buyer (“Original Agreement”).

WHEREAS, the parties now desire to amend the Original Agreement in certain respects as set forth herein.

NOW, THEREFORE, for and in mutual consideration and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The first paragraph of Section 4.1 of the Original Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

Investigation Period. During the time period commencing upon the Effective Date of this Agreement, and terminating at 11:59 p.m. on May 28, 2010, Buyer shall have the right to conduct and complete an investigation of all matters pertaining to the Property and Buyer’s purchase thereof including, without limitation, the matters described in this Section 4.1.

2. Miscellaneous. Any capitalized term not defined herein shall have the meaning ascribed to it in the Original Agreement. Any provisions in the Original Agreement which are in conflict with this First Amendment shall be controlled by this First Amendment. Except as amended by the provisions of this First Amendment, the Original Agreement shall remain unchanged and in full force and effect. The Original Agreement, as amended hereby, constitutes the sole and only agreement of the parties hereto and supersedes any prior understanding or written or oral agreements between the parties respecting the within subject matter. This First Amendment may be executed in any number of identical counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. The parties may rely upon faxed or e-mailed signatures.

[SIGNATURES ON THE NEXT PAGE]

IN WITNESS, WHEREOF, the parties hereto have executed this First Amendment as of the date set forth above.

SELLER:

CNLRS ROCKWALL, L.P., a Texas limited partnership

By:	CNLRS Equity Ventures Rockwall, Inc., a Maryland corporation, its Managing General Partner

By:	/s/ Paul E. Bayer
Title:	Executive Vice President
Date:	May 19, 2010

By:	Woodmont Rockwall II, L.P., a Texas limited partnership

By:	Woodmont Rockwall II GP, L.L.C., a Texas limited liability company, its General Partner

By:	/s/ Stephen Coslik
Title:	Managing Member
Date:	May 19, 2010

BUYER:

EXCEL TRUST, L.P., a Delaware limited partnership

By:	Excel Trust, Inc., a Maryland corporation
Its General Partner

By:	/s/ Mark T. Burton
Mark T. Burton
Title:	Senior Vice President
Date:	May 19, 2010

ACKNOWLEDGMENT OF RECEIPT

A fully executed copy of this First Amendment has been received by the Escrow Agent on this 24th day of May, 2010, and by its execution hereof, Escrow Agent covenants and agrees to be bound by the terms of the Original Agreement, as amended by this Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Heather Kucala
Name:	Heather Kucala
Title:	Escrow Officer

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